Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Home Point Capital Inc. & Subsidiaries
Ann Arbor, Michigan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 6, 2020, relating to the consolidated financial statements of Home Point Capital Inc. & Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
Philadelphia, Pennsylvania

January 8, 2021